Exhibit 10.48

                                                                  Execution Copy

THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             SUBSCRIPTION AGREEMENT

This Subscription Agreement (the "Agreement"), dated November 26, 1996, is entered into by and between VideoLan Technologies, Inc., a Delaware corporation (the "Company"), and RIC Investment Fund Ltd. (the "Buyer").

The Company has offered for sale pursuant to applicable provisions of Sections 4(2) and 4(6), and Regulation D under the United States Securities Act of 1933, as amended (the "Act") up to 7,500 shares of Series 1996A Convertible Preferred Stock (the "Preferred Stock" or "Securities"), convertible into common stock of the Company ("Common Stock"). The Buyer has been offered 150 shares of the Preferred Stock, at $1,000 per each share. The terms on which the Preferred Stock may be converted into shares of Common Stock (such shares of Common Stock underlying the Preferred Stock being referred to herein as "Shares")and the other terms of the Preferred Stock are set forth in the Certificate of Designation in the form attached hereto as Exhibit "A" (the "Certificate of Designation"), the terms of which are hereby incorporated by reference. Capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation D as the same may be amended from time to time.

The parties hereto agree as follows:

1. Purchase and Sale of Securities Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Company covenants and agrees to sell to the Buyer on the Closing Date (as hereinafter defined) 150 shares of the Preferred Stock at a price of $1,000 per share, and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Buyer covenants and agrees to purchase from the Company, on the Closing Date 150 shares of the Preferred Stock of the Company at $1,000 per share.

2. Closing Instructions to Escrow Agent

     (a) The closing of the purchase and sale of the Preferred Stock pursuant to
Section 1 hereof shall take place on or before ____________, 199__ (the "Closing Date") after the Company has delivered to the offices of First Bermuda Securities Limited (the "Escrow Agent") located at Jardine House, 3rd Floor, 33/35 Reid Street, Hamilton, HM 12 Bermuda certificates representing 150 shares of Preferred Stock registered in the names provided by the Buyer (representing the number of shares of Preferred Stock to be purchased by the Buyer hereunder).

     (b) The Company and the Buyer agree that they shall instruct the Escrow Agent as provided in Exhibit "B" and as follows:

          (i) On the Closing Date, for each share of Preferred Stock subscribed for and delivered to the Escrow Agent pursuant to paragraph 2(a) above, the Escrow Agent shall, upon confirmation in the form of a Federal funds wire number that First Bermuda Securities Limited ("First Bermuda") has wired payment of the Purchase Price for the Preferred Stock (less any fees Company has authorized Escrow Agent to deduct) in immediately available funds to the Company's account as provided in the escrow instructions attached as Exhibit "B", release the certificates of Preferred Stock described in paragraph 2(a) above. The Escrow Agent shall return to the Company any shares of Preferred Stock that the Buyer does not purchase on the Closing Date.

          (ii) The Escrow Agent will make delivery of the number of shares of Preferred Stock set forth in clause 2(a) above in accordance with the instructions of the Buyer subject to customary settlement procedures upon confirmation of the wiring of funds to the Company as described in clause 2(b)(i) above.

3. Representations and Warranties of the Buyer: The Buyer understands and represents and warrants to, and agrees with the Company that:

          (a) The Buyer understands that no federal or state agency has passed on, or made any recommendation or endorsement of the Securities.

          (b) The Buyer acknowledges that, in making the decision to purchase the Securities, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Securities, except for the representations and warranties in this Agreement, the Certificate of Designation, the Registration Rights Agreement and the Officers Certificate, except that the Buyer has received, reviewed and relied upon the Opinion of Counsel, the Company Memorandum dated October 1, 1996 (the "Company Memorandum") and copies of the report on Form 10-QSB for the quarter ended June 30, 1996, the report Form 10-KSB for the year ended December 31, 1995, filed by the Company pursuant to the

Securities Exchange Act of 1934, as amended, and all other filings, which together with any filings by Company after the date hereof and prior the Closing, are defined as "Exchange Act Reports".

          (c) The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from or non-application of the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of the Buyer to acquire the Securities.

          (d) The Buyer is aware that the Securities and the Shares issuable upon exercise of conversion rights have not been and will not be registered under the Act (except as may be required under the Registration Rights Agreement) and may only be offered or sold pursuant to registration under the Act or an available exemption therefrom.

          The Buyer has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Buyer.

          The Buyer is an "Accredited Investor" as that term is defined in
Section 501(a) of Regulation D promulgated under the Act, because the undersigned meets one or more of the following requirements: PLEASE CHECK AS MANY BOXES THAT APPLY:

      _   He or she is a natural person whose individual net worth, or joint net worth with such investor's spouse, exceeds $1,000,000;

      _   He or she is a natural person who had individual income in excess of
$200,000 in each of the two most recent years, or (except in California) joint income with such investor's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year;

      _   It is an organization described in ss. 501(c)(3) of the Internal
Revenue Code of 1986 as amended, (i.e., tax exempt entities), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the proposed investment, with total assets in excess of $5,000,000;

      _   It is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the proposed investment, whose purchases are directed by a sophisticated person as described;

      _   It is a bank as defined in ss. 3(a)(2) of the Act, or a savings and loan association or other institution as defined in ss. 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

      _   It is a broker registered pursuant to ss. 15 of the Securities
Exchange Act of 1934 (the Exchange Act");

      _   It is an insurance company as defined in ss. 2(13) of the Act;

      _   It is an investment company registered under the Investment Company
Act of 1940 or a business development company as defined in ss. 2(a)(48) of that Act;

      _   It is a Small Business Investment Company licensed by the U.S. Small
Business Administration under ss. 301 (c) or (d) of the Small Business Investment Act of 1958;

      _   It is a private business development company as defined in ss.
202(a)(22) of the Investment Advisers Act of 1940;

      _   It is an employee benefit plan within the meaning of Title I of the
Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in ss. 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors as described above;

      _   He or she is a director or executive officer of the Company;

      _   It is an entity in which all the equity owners are Accredited
Investors since they are all described above.

          (g) The Buyer has reviewed this Agreement and each Exhibit hereto.

          (h) The Buyer has the financial ability to bear the economic risk of the Buyer's investment, can afford to sustain a complete loss of such investment, has adequate means of providing for the Buyer's current needs and personal contingencies and has no need for liquidity in the Buyer's investment in the Company.

          (i) The Buyer will acquire the Securities for its own account (or for the joint account of the Buyer and the Buyer's spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and the Buyer has no present intention of distributing or selling to others any of such interest or granting any participation therein, other than pursuant to an effective registration statement under the Act.

          (j) The Buyer has read the Company Memorandum and the Exchange Act Reports, has been given the opportunity to ask questions of and to receive answers from persons acting on the

Company's behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. As a result, the Buyer is cognizant of the financial condition, capitalization, use of proceeds from this transaction and the operations and financial condition of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of the investment in the Securities.

          (k) The Buyer represents that an investment in the Securities is a suitable investment for the Buyer, taking into consideration the restrictions on transferability affecting the Securities.

          (l) The Buyer understands and agrees that the Preferred Stock as well as the Shares issuable upon conversion of Preferred Stock have not been registered under the Act or any state or foreign securities laws and are restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the Act and under applicable state statutes.

          (m) The Buyer is not an associated person or affiliate of any member firm of the National Association of Securities Dealers, Inc.

          (n) In making the purchase of the Securities, Buyer understands that the information set forth in the Company Memorandum and the Exchange Act Reports and this Agreement was accurate as of its date with respect to the Company.

          (o) Without the prior written consent of the Company, the Buyer and any subsequent transferee shall not sell the Securities or the Shares in a transaction that is exempt from the registration requirements of the Act pursuant to Regulation S thereunder.

4. Registration Rights On or prior to the Closing Date, the Company and the Buyer agree to execute a Registration Rights Agreement in the form substantially set out in Exhibit "C" attached hereto (the "Registration Rights Agreement"), the terms of which are herein incorporated by reference.

     Conversion of Preferred Stock The Buyer of Preferred Stock shall be entitled to convert the Preferred Stock into Shares in accordance with the terms set forth in the Certificate of Designation. In addition to the conversion rights set forth in the Certificate of Designations, the Buyer of Preferred Stock purchased pursuant to this Agreement shall be entitled to the following additional rights:

          (a) Buyer's Right to Elect to Receive Notice of Cash Redemption by Company. A Buyer of Preferred Stock purchased pursuant to this Agreement shall have the right to require the Company to provide advance notice stating whether the Company will elect to redeem such Buyer's shares in cash pursuant to the Company's redemption rights discussed in Section 7 of the Certificate of Designations.

          (b) Mechanics of Buyer's Election Notice. A Buyer shall send notice to the Company by facsimile ("Election Notice") stating Buyer's intention to require the Company to disclose if the Buyer were to exercise his, her or its right of conversion (pursuant to Section 2 of the Certificate of Designations) whether the Company would elect to redeem the Buyer's Preferred Stock for cash in lieu of issuing Common Stock. Within three (3) business days of receipt of the Election Notice, the Company shall disclose to the Buyer what action the Company would take over the subsequent fifteen (15) day period (the "15 Day Period"), including the date the Company receives such Election Notice. If the Company does not respond to the Buyer within such three (3) business day period indicating it would elect to redeem the Buyer's Preferred Stock for cash in lieu of issuing Common Stock, the Company shall be required to issue to the Buyer Common Stock upon the Buyer's conversion if made during the 15 Day Period.

5. Conversion of Preferred Stock The holders of Preferred Stock shall be entitled to convert the Preferred Stock into Shares in accordance with the terms set forth in the Certificate of Designation.

6. Representations and Warranties of the Company The Company represents and warrants to, and agrees with, the Buyer that:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.

          (b) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations thereunder.

          (c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its affiliates is required for execution of this Agreement, including, without limitation, the issuance and sale of the Securities, or the performance of its obligations hereunder.

          (d) Except as disclosed to the Buyer or its representatives in writing, neither the sale of Securities pursuant to, nor the performance of its obligations under this Agreement by the Company will (i) violate or conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation (the "Certificate of Incorporation") or By-laws (the "By-laws") of the Company or any of its affiliates, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any material agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other material instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any of its affiliates is a party to; or (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its affiliates.

          (e) The Company has an authorized capitalization consisting of 80,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Company has issued and outstanding 14,026,398 shares of Common Stock and no shares of Preferred Stock on the date hereof. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; prior to the Closing Date, the authorized capitalization shall include the Shares to be issued upon conversion of the Securities. The Shares issuable upon conversion of the Securities, when issued and delivered in accordance with the terms of the Securities, will be duly and validly issued, fully paid and nonassessable. The issuance of the Shares will not be in violation of any preemptive or similar rights of the holders of any securities of the Company. The Securities (i) are free and clear of any security interests, liens, claims or other encumbrances, (ii) have been duly and validly authorized and on the Closing Date will be duly and validly issued, fully paid and non assessable, (iii) will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, (iv) will not subject the holders thereof to personal liability by reason of being such holders, and (v) the Shares underlying the Securities are quoted on, and will be, following the registration of the Shares as set forth in the Registration Rights Agreement be eligible for trading on, the National Association of Securities Dealers Inc. SmallCap Market ("Nasdaq").

          (f) The Company complies with the eligibility requirements for use of Form S-3, as set forth in the Act. The Company's stock is listed on Nasdaq and the Company has received no notice, oral or written, with respect to its continued eligibility for such listing. The Company hereby agrees, promptly following the closing of the transactions contemplated by this Agreement, to take such action as is necessary to cause the Shares issued upon exercise of conversion rights under the Preferred Stock to be listed on Nasdaq upon such conversion following the effective date of the registration statement, as provided in the Registration Rights Agreement (subject, if required, to notice to Nasdaq of the actual number of shares issued). The Company further agrees, if the Company applies to have the Common Stock traded on any other principal stock exchange or market, it will include in such application the Shares and will take such other action as is necessary or desirable to cause the Shares to be listed on such other exchange or market upon effective date of the registration statement.

          (g) The Exchange Act Reports are the only filings made by the Company since December 31, 1995 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and the Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Securities Exchange Act of 1934, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. The Company will take all action necessary to continue the listing and trading of its Common Stock on Nasdaq and will comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the NASD and Nasdaq.

          (h) The Company has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity.

          (i) The Company has furnished or made available to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof, and the Company's By-laws, as in effect on the date hereof.

          (j) The Company has delivered or made available to the Buyer true and complete copies of the Exchange Act Reports (including, without limitation, proxy information and solicitation materials excluding any preliminary proxy not distributed). The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such Exchange Act Reports, and none of the Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Exchange Act Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (k) Except as set forth in the financial statements and other documents filed by the Company under the Exchange Act, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1995 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed.

          (l) Since December 31, 1995 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, except as disclosed in accordance with the Exchange Act Reports or the Company Memorandum and except that the Company continues to incur losses.

          (m) There is no material action, suit, proceeding, inquiry or to the knowledge of the Company or any of its subsidiaries, investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, except as disclosed in the Exchange Act Reports or the Company Memorandum.

          (n) Neither the Company, nor any or its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Act.

          (o) The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Buyer relating to this Agreement of the transactions contemplated hereby, except for dealings with First Bermuda Securities Limited, whose commissions and fees will be paid for by the Company.

          (p) As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Securities; provided, however, that the number of shares so reserved shall at all times be at least 3,000,000. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to the conversion of the Securities (provided that in no event shall the number of shares so reserved be less than the number required to satisfy the remaining conversion rights on the unconverted Securities) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.


          (q) The Preferred Stock and the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). Each of the Securities shall bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT (OTHER THAN PURSUANT TO REGULATION S) AND APPLICABLE STATE LAW IS AVAILABLE.

          Certain registration rights with respect to the Securities are set forth in the Registration Rights Agreement. This offering is not a public offering and is intended to be made pursuant to Section 4(2) and 4(6) of the Act and Regulation D as promulgated by the Securities and Exchange Commission ("SEC") under the Act. This offering is also intended to be exempt from the registration requirements of various state securities laws. A substantial number of state securities commissions and securities industry associations have established investor suitability standards for marketing private offerings of securities within their respective jurisdictions. Some have also established minimum dollar levels for purchases in their states. The Company shall comply with these restrictions to the extent applicable.

          (r) With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of certain of the Securities, to the public without registration, the Company shall use its best efforts to:

          (i) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Act, at all times following the Closing Date (as hereinafter defined);

          (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act;

          (iii) so long as the Buyer owns any Securities, furnish to the Buyer forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed as the Buyer may reasonably request in availing itself of any rule or regulation of the SEC allowing the Buyer to sell any such securities without registration.

          (iv) make all necessary filings in connection with this offering as required by the laws and regulations of all appropriate jurisdictions and securities exchanges in the United States of America.


          (s) Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

7. Offering Materials. All offering materials and documents used in connection with offers and sales of the Securities prior to the registration of the Securities as provided in the Registration Rights Agreement shall include statements to the effect that the Securities and the Shares issuable upon the exercise of conversion rights have not been registered under the Act and that the Buyer, may not sell the Securities or Shares unless the Securities or Shares are registered under the Act, or to the extent applicable under Rule 144, or an exemption from the registration requirements of the Act is available. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities and (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities. The Company represents that all offering materials and documents used in connection with the offers and sales of the Securities prior to the Closing of the transactions contemplated herein have complied with the foregoing.

8. Covenants of the Company. (a) The Company agrees that during the period beginning on the date hereof and ending 90 days following the Closing Date, the Company will not, without the prior written consent of a "majority-in-interest" of the Buyers, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) in any form pursuant to an exemption from the Act under Regulation D or Regulation S of the Act (the "Future Offerings"). In addition, the Company will not conduct any Future Offerings during the period beginning on the 90th day following the date hereof and ending 180 days following the Closing Date unless it shall have first delivered to the Buyer at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing the Buyer an option during such ten (10) day period to purchase all or any portion of its "pro-rata" share of the securities being offered in the Future Offerings on the same terms as contemplated by such Future Offering (the limitations referred to in this and the immediately preceding sentence are collectively referred to as the "Capital Raising Limitation"). The Capital Raising Limitation shall not apply to any transaction involving the

Company's commercial banking arrangements or issuances of securities in connection with a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company (so long as the securities so issued are "restricted securities" within the meaning of Rule 144 under the 1933 Act and do not carry registration or piggyback rights for at least 360 days from the date of this Agreement), the issuance of securities to settle securities litigation, or exercise of options by or the grant of performance shares to employees, consultants or directors. The terms (i) "majority-in-interest" means holders of Preferred Stock holding more than 50% of the Common Stock underlying the Securities (treating the Securities on an as converted basis) and (ii) "pro-rata share" means the number of the Securities initially purchased divided by the aggregate number of all Securities sold hereunder.

     (b) The parties shall use their best efforts timely to satisfy each of the conditions described in Section 9 of this Agreement.

     (c) So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall satisfy the conditions described in
Section 6(r).

     (d) The Company agrees to send the following reports to Buyer until Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; and (ii) within two (2) business days after release, copies of all press releases issued by the Company or any of its subsidiaries.

     (e) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Securities and issuance of the Shares in connection therewith (based on the Conversion Price of the Securities in effect from time to time). In that regard, on the Closing Date, the Company shall have at least 3,000,000 shares reserved for issuance upon conversion of the Securities (subject to adjustment in order to comply with the immediately preceding sentence); provided that the Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Securities without the consent of a majority-in-interest of the Buyers, which consent will not be unreasonably withheld.

     (f) So long as the Buyer beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the AMEX, the NYSE or the Nasdaq.

      The Company and the Buyer agree that the Closing Date, when certified by Escrow Agent as the Closing shall be deemed to be a conclusion of the offering of the Securities contemplated hereby.

     (h) The Shares and the certificates evidencing the same shall at all times be free of legends (except as provided in Section 10 below), "stock transfer restrictions," or other restrictions, except for covenants of the Buyer expressly set forth in this Agreement.

9. Conditions Precedent to the Buyer's Obligation. The obligations of the Buyer hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent:

          (a) The Buyer shall receive, on the Closing Date, an opinion of independent counsel to the Company, dated the Closing Date, as to the representations made by the Company in Sections 6(a) through and including 6(f) hereof, and in Sections 6(m) and 6(n) hereof, and such other matters as Buyer reasonably requests. The form of such opinion shall be as set forth in Exhibit 1 hereof.

          (b) Delivery of the certificates representing the Preferred Stock with restrictive legends to the Escrow Agent as set forth herein.

          (c) The Company shall have delivered to the Buyer a certificate in form and substance reasonably satisfactory to the Buyer, executed by an executive officer of the Company, to the effect that all the conditions to the Closing shall have been satisfied and the representations and warranties of the Company herein are true and correct as of the date when made and as of the Closing Date, and certifying as to the Company's Certificate of Incorporation, By-laws, resolutions authorizing transaction, and incumbency of Company officers.

          (d) The Company and the Buyer shall have entered into the Registration Rights Agreement contemplated by Section 4.

10. Legends (a) The certificates representing the Securities and the Shares issued prior to the effective date of the registration statement or availability of an exemption from registration, shall bear the legend set forth in Section 6(q) herein (the "Legend").

          (b) Following the effective date of the registration statement or availability of an exemption from registration requirements under Rule 144 of the Act, the Company will remove or will promptly instruct its transfer agent (the "Transfer Agent") to remove the Legend from the Securities and, if applicable, from the Shares issued prior to the effective date of the registration statement (and will instruct the Transfer Agent to issue without the Legend, the Shares issuable upon any conversion).

          (c) Upon the submission, at any time after the effective date of the registration statement or applicability of an exemption from the registration requirements, under Rule 144 of the Act by the Buyer of a written request for legend removal for the purpose of a bona fide pledge or deposit of the Securities with a margin account, together with the certificates for which the legend removal is being requested, the Company will reissue or will promptly instruct the Transfer Agent to reissue the certificates representing the Securities to be so pledged or deposited without the Legend.

11. Transfer Agent Instructions The Transfer Agent will be instructed to reserve for issuance such number of shares of the Company's Common Stock as would be issuable if the Preferred Stock were converted on the Closing Date and such additional number of shares as, from time to time, shall be necessary to provide for the issuance of Shares upon the conversion of the Preferred Stock. Additionally, the Company shall deliver to the Transfer Agent at closing irrevocable instructions substantially in the form set forth in Exhibit "D" attached hereto, pursuant to which the Transfer Agent shall be instructed to issue upon conversion the number of shares provided for in the Preferred Stock being converted on the terms provided for therein without restrictive legend, registered in the names provided by the Holders. The Company warrants and covenants that no instructions restricting the transferability of the Securities and the Shares other than the instructions in the immediately preceding sentence and instructions for a "stop transfer" instruction until the effective date of the registration statement have been given, or shall be given, to the Transfer Agent, and that the Securities and the Shares shall otherwise be freely transferable on the books and records of the Company. Nothing in this section, however, shall affect in any way the obligations and agreement of the Buyer to comply with all applicable federal, state and foreign securities laws upon resale of the Securities.

12. Miscellaneous. (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

          (b) This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware.

          (c) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors, and no other person shall have any right or obligation hereunder. This Agreement shall not be assignable by either party without the prior written consent of the other, and any assignment in violation hereof shall be void. Notwithstanding the foregoing, the Buyer may assign its rights in this Agreement to, and the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Securities or Shares.

          (d) This Agreement together with the Certificate of Designation and the Registration Rights Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior oral or written proposals or agreements related thereto. This Agreement may not be amended or any provision hereof waived, in whole or in part, except by a written amendment signed by both of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year above written.

BY: VIDEOLAN TECHNOLOGIES, INC.


__________________________________


Name: Jack Shirman
Title: Chief Executive Officer
or
Name: Steven B. Rothenberg
Title: Vice President Finance, Treasurer and Secretary

BY: RIC INVESTMENT FUND LTD.

__________________________________
Name:
Title: